ILLINOIS CENTRAL CORPORATION
                       DIRECTORS INCENTIVE 2000 OPTION PLAN

                                    Article 1
                        Establishment, Purpose and Duration
          1.1  Establishment of the Plan.  Illinois Central Corporation
(the "Company") hereby establishes an incentive compensation plan to be known as the Illinois Central Corporation Directors Incentive 2000 Option Plan (the "Plan") for certain non-employee directors of the Company. The Plan provides for the grant of non-qualified stock options, subject to the terms and provisions set forth herein.

          1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of the Company's Plan2000 by linking the personal financial interests of the non-employee directors to attainment of those goals. This incentive will promote creation of stockholder value, reward high performance and assist in unifying the efforts of directors and senior managers. This Plan is intended to mirror the Illinois Central Railroad Company Incentive 2000 Plan with the purpose that Directors benefits hereunder will vest in the year 2001 only and in the same proportion that senior management Awards become payable thereunder.

          1.3 Effective Date and Duration of the Plan. The Plan has been adopted and authorized by the Board of Directors of the Company for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of a majority of the shares of the voting stock of the Company entitled to be voted by the holders of stock represented at a duly held stockholders' meeting, it shall be deemed to have become effective as of March 8, 1996 (the"Effective Date"). The date of grant of the options granted under the Plan prior, but subject, to approval of the Plan by stockholders of the Company shall be determined without reference to the date of approval of the Plan by the stockholders of the Company. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 hereof, until all Shares (as defined in Section 2.21 hereof) subject to the Plan shall have been purchased or acquired or shall have expired or otherwise been terminated in accordance with this Plan. For purposes of operating the Plan, the Company intends to rely on Rule 16b-3 (as defined in Section 2.22 hereof) as in effect on April 30, 1991, until the Commission (as defined in Section 2.6) may otherwise require.

                                    Article 2

                                    Definitions

          Whenever used in the Plan, the following terms shall have the meanings set forth below:

          2.1 Award Agreement. "Award Agreement" shall mean any written agreement entered into by and between the Company and an Outside Director, or other document or instrument, setting forth the terms and provisions applicable to an Option granted under the Plan.

          2.2 Beneficial Owner. "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          2.3  Board or Board of Directors.  "Board" or "Board of
Directors" shall mean the board of directors of the Company.

          2.4 Change in Control. A "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

          (a) any Person is or becomes the Beneficial Owner (except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in Rule 13d-3), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change in Control:
     (i) any acquisition directly from the Company, (ii) any acquisition by the Company or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

          (b) at any time during any period of two consecutive years
     (not including any period prior to January 1, 1996) individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

          2.5  Code.     "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

          2.6 Commission. "Commission" shall mean the United States Securities and Exchange Commission or any successor agency thereto.

          2.7 Committee. "Committee" shall mean the Compensation Committee of the Board of Directors.

          2.8  Company.  "Company" shall mean Illinois Central
Corporation, a Delaware corporation, or any successor thereto as provided in Section 8.5 herein.

          2.9 Director. "Director" shall mean any individual who is a member of the Board of Directors of the Company.

          2.10 Disability. "Disability" shall mean disabled as determined in the sole discretion of the Committee.

          2.11 Effective Date. "Effective Date" shall have the meaning set forth in Section 1.3 hereof.

          2.12 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          2.13 Fair Market Value. "Fair Market Value" shall mean the closing sales price of the Shares on the relevant date, as reported on the consolidated tape of the New York Stock Exchange.

          2.14 Measurement Area. "Measurement Areas" shall mean the areas of IC's performance that are measured for purposes of determining whether Options will vest under the Plan, as follows:

               (a) The return on total capital, for the year ended December 31, 2000, calculated as follows: (i) the Company's net income after giving effect to both the financial impact, if any, of the options granted herein and awards earned pursuant to the Illinois Central Railroad Company Incentive 2000 Plan but before giving effect to special or extraordinary items or changes in accounting rules, plus after-tax interest expense; divided by (ii) the average of the Company's total assets less non-interest bearing current liabilities at the beginning and end of such year ("ROTC");

               (b) The Company's primary earnings per share for the year ended December 31, 2000, as reported in the Company's audited financial statements, after giving effect to both the financial impact, if any, of the options granted herein and awards earned pursuant to the Illinois Central Railroad Company Incentive 2000 Plan but before giving effect to special or extraordinary items or changes in accounting rules ("EPS"); and

               (c) The highest consecutive average twenty-day closing price of the Common Stock for the sixteen-month period ending April 30, 2001, determined concurrently with or after the period when such closing price has been not less than $43 for twenty consecutive days, as such closing prices are reported on the consolidated tape of the New York Stock Exchange ("Stock Price").

          2.15 Option. "Option" shall mean a nonqualified stock option to purchase Shares, granted pursuant to Article 6 herein.

          2.16 Option Price. "Option Price" shall mean the price at which a Share may be purchased under an Option.

          2.17 Outside Director. "Outside Director" shall mean any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company or any of the Company's subsidiaries.

          2.18 Participant.  "Participant" shall mean an Outside
Director who has outstanding an Option granted under the Plan.

          2.19 Permitted Transferee. "Permitted Transferee" shall have the meaning set forth in Section 6.11 hereof.

          2.20 Person. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          2.21 Plan.  "Plan" shall mean the Illinois Central
Corporation Directors Incentive 2000 Option Plan, as set forth herein and as hereinafter amended from time to time.

          2.22 Retirement. "Retirement" shall mean the voluntary termination of further service as a director after completion of one or more full three-year terms as determined in the sole discretion of the Committee.

          2.23 Rule 16b-3. Rule 16b-3 shall mean Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

          2.24 Securities Act.  "Securities Act" shall mean the
Securities Act of 1933, as amended from time to time, or any successor act thereto.

          2.25 Shares. "Shares" shall mean shares of common stock of the Company, par value $.001 per share.

                                    Article 3

                            Administration of the Plan

          3.1 Appointment of the Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth herein.

          3.2 Authority of the Committee. The Committee shall have all power, discretion, and authority necessary to interpret and administer the Plan in a manner which is consistent with the Plan's provisions; provided, however, that in no event shall the Committee have the power to determine the criteria for eligibility to participate in the Plan, the number of Options or Shares subject to Options granted under the Plan, the timing of the grant of Options under the Plan or the Option Price, all of which determinations shall be automatically made pursuant to the provisions of the Plan. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination and decision made by the Committee shall presumptively be final, conclusive, and binding for all purposes and upon all Persons.

                                     Article 4

                            Shares Subject to the Plan

          4.1  Number of Shares.  Subject to adjustment as provided in
Section 4.2 herein, the total number of Shares available for grant under the Plan shall be three hundred thousand (300,000). Shares issued pursuant to the Plan may consist of authorized and unissued Shares or Shares which have been or may be held by the Company in treasury, as determined from time to time by the Board. The grant of an Option shall reduce the number of Shares available for grant under the Plan by the number of Shares subject to such Option.

          4.2 Adjustments in Authorized Shares. The number of Shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding Shares is changed by any stock dividend, stock split or combination of Shares, the number of Shares subject to the Plan and to Options previously granted thereunder shall be proportionately adjusted, (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, in its sole discretion, for each Share then subject to the Plan and for each Share then subject to an Option granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to the transaction, and (c) in the event of any other change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of Shares then subject to the Plan and to each Share then subject to an Option granted under the Plan. In the event of any such adjustment, the exercise price per Share shall be proportionately adjusted.

                                   Article 5

                                    Eligibility

          5.1 Eligibility. Persons eligible to participate in the Plan are Outside Directors serving on the Board on March 8, 1996 and continuing in office after the 1996 Annual Meeting of Stockholders.

                                     Article 6

                                      Options

          6.1 Grant of Options. Subject to the subsequent approval of the Plan by the stockholders of the Company as set forth in Section 1.3, each individual who is an Outside Director on the Effective Date and continuing in office after the 1996 Annual Meeting of Stockholders shall be granted, on the Effective Date, an Option to purchase thirty-seven thousand five hundred (37,500) Shares.

          6.2 Limitation on Grant of Options. Other than those grants of Options set forth in Section 6.1 herein, no additional Options shall be granted under the Plan.

          6.3 Award Agreement. Each Option shall be evidenced by a written Award Agreement that shall specify the Option Price, the terms for payment of the Option Price, the expiration date of the Option, and the number of Shares subject to the Option, and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

          6.4 Option Price. The exercise price per Share for each Share which may be purchased pursuant to an Option shall equal 150% of the Fair Market Value of a Share on the date the Option is granted, which is $37.875.

          6.5 Expiration of Options. Each Option shall expire, and all rights to purchase Shares thereunder shall cease, on the date ten (10) years from the date on which the Option was granted.

          6.6 Performance Goals for Vesting. Vesting of granted options to Participants shall be determined solely by reference to the extent the Company attains the goals relating to each of the Measurement Areas. Subject to the provisions of Section 6.9, the goals relating to each of the Measurement Areas are as follows: ROTC: 14%; EPS $4; and Stock Price minimum and target goals, $43 and $50, respectively. The percentage of the Option that will vest and shall be exercisable under the Plan relating to each of the Measurement Areas is 70% -- Stock Price; 15%
- -- ROTC; and 15% -- EPS. Whether an Option vests and is exercisable under the Plan will be first determined by reference to the Stock Price goals.
If Company performance fails to attain the minimum Stock Price goal, no Options shall vest. Accordingly, the percentages of an Option that may vest under the Plan relating to ROTC and EPS will not vest unless the minimum Stock Price is attained.

     6.7 Vesting of Shares Subject to Option. Except as otherwise provided in Section 6.8 hereof, each Option granted under the Plan shall vest and first become exercisable on April 30, 2001 pursuant to the following schedule: (a) if the Stock Price is less than $43, zero percent (0%) of each Option shall vest and become exercisable; (b) if the Stock Price is $43, options on 7,031 shares (70% of 25%) of the total grant shall vest and become exercisable; (c) if the Stock Price is $50 or higher, options on 26,250 shares (70% of 100%) of the total grant shall vest and become exercisable; and (d) if the Stock Price is between $43 and $50, the percentage of each Option that shall vest and become exercisable shall be interpolated. In addition, if the ROTC or EPS goal is attained, the number of Options which would otherwise vest by virtue of the Stock Price will be increased by an additional 15% of the applicable vesting amount for each of the two goals achieved.

          6.8 Vesting Upon a Change in Control. In the event of a Change in Control, one hundred percent (100%) of each Option granted under the Plan shall vest and become fully exercisable, prorated for the number of completed months between the Effective Date and the date of the Change in Control.

          6.9 Adjustment of Option Price. In the event that the number of outstanding Shares is changed by any stock dividend, stock split or combination of Shares, the Option Price, the EPS goal and the Stock Price minimum and target goals shall be proportionably adjusted, and in the event of any other change in the capitalization of the Company, the Committee shall provide for a proportionate adjustment to such Option Price, the EPS goal and the Stock Price minimum and target goals.

          6.10 Effect of Termination of Directorship. In the event that a Participant ceases to be a Director on or before April 30, 2001 for any reason, Options held by such Participant or such Participant's Permitted Transferees will vest and become exercisable to the extent such Options would have vested and become exercisable under the terms of the Plan if the Participant had remained a Director until April 30, 2001, but prorated according to the number of full months the Director actually served during the period from the Effective Date to the date of termination.

          6.11 Exercise of Options. A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment and the Participant's copy of any and all Award Agreements. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

          Except as otherwise provided in an Award Agreement, the Participant may pay the Option Price per Share upon exercise of any Option
(a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of a Participant subject to Section 16 of the Exchange Act, this payment option shall only be available to the extent such Participant complies with Regulation T issued by the Federal Reserve Board), (c) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (d) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option Price, or (e) by any combination of (a),
(b), (c) and (d). In the case of an election pursuant to (a) or (b) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to Illinois Central Corporation.
In the case of a Participant who is subject to Section 16 of the Exchange Act and who elects payment pursuant to (d) above, to the extent required under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the election must be made in writing either (i) within the ten (10) business days beginning on the third business day following release of the Company's quarterly or annual summary of earnings and ending on the twelfth business day following such day, or (ii) at least six (6) months prior to the date of exercise of such Option. In lieu of a separate election governing each exercise of an Option, a Participant may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the Participant. The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares issuable pursuant to the exercise of an Option as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Participant through a broker-dealer pursuant to clause (b) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. Sect. 220.3(e)(4) or any other applicable provision of law.

          6.12 Taxes. At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may require the Participant to pay the Company an amount equal to the amount of the tax the Company or any subsidiary may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such Option by the Participant or to comply with applicable law.

          At any time when a Participant is required to pay an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an Option, the Participant may satisfy this obligation in whole or in part by (a) in cash, (b) directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the amount of tax required to be withheld, (c) delivering Shares having an aggregate Fair Market Value equal to the amount required to be withheld, or (d) by any combination of (a), (b) or
(c). In the case of payment of taxes pursuant to (a) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to Illinois Central Corporation. In case of payment of taxes pursuant to (b) or (c) above, the Participant's election must be made on or prior to the date of exercise and shall be irrevocable. The Committee may disapprove any election or delivery or may suspend or terminate the right to make elections or deliveries. In the case of a Participant who is subject to Section 16 of the Exchange Act, to the extent required by Section 16 and the rules and regulations promulgated thereunder, an election to withhold Shares must be made in writing either
(a) six months prior to the exercise date, (b) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary consolidated statements of revenue and income and ending on the twelfth business day following such date or (c) more than six months and one day from the later of the date of the grant of the Option hereunder to such person or the date of the most recent transaction by such person which is treated as a purchase of Shares pursuant to the Exchange Act and the rules and regulations thereunder, and which is not exempt from Section 16(b) of the Exchange Act. In lieu of a separate election governing each exercise of an Option, a Participant may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the Participant.

          6.13 Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or by the laws of descent and distribution, or (b) to the extent permitted by Rule 16b-3 and solely for the purposes of estate planning by or on behalf of the Participant, by transfer to members of such Participant's family, family partnerships or trusts, provided that the sole beneficiaries of such trusts consist of the Participant and members of the Participant's family. Any person or entity to which an Option has been transferred in accordance with clause (a) or
(b) of the preceding sentence is referred to elsewhere in this Plan as a "Permitted Transferee." All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant's Permitted Transferees.

          6.14 Postponement of Exercise. The Committee may postpone any exercise of an Option for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable upon the exercise of an Option under the Securities Act or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed, or (c) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Option or any provision of the Plan to recognize the exercise of an Option or to sell or issue Shares in violation of the Securities Act or the securities laws of any applicable jurisdiction thereof.

                                   Article 7
                      Amendment or Termination of the Plan

          7.1 Termination or Amendment. The Board or Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company to the extent allowed by law; provided, however, that (a) no Plan amendment shall be effective until approved by the stockholders of the Company insofar as stockholder approval thereof is required in order to the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, and (b) the provisions of the Plan relating to the number of Options or Shares subject to Options granted under the Plan, the timing of the grant of Options under Plan or the Option Price may not be amended more than once every six (6) months, except to comply with changes in the Code and the Employee Retirement Income Security Act, or the rules and regulations under each.

          The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

          7.2 Options Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect the rights of any holder of an Option previously granted under the Plan, without the written consent of the Participant holding such Option.

                                    Article 8

                                   Miscellaneous

          8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included. This Plan is intended to comply with all applicable requirements of Rule 16b-3 or its successors under the 1934 Act, insofar as Participants subject to Section 16 of the 1934 Act are concerned. To the extent any provision of the Plan does not so comply, the provision shall, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such Participants.

          8.3  Beneficiary Designation.  Each Participant under the
Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation or in the event that all designated beneficiaries have predeceased the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

          8.4 No Right of Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders.

          8.5 Successors. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether as a result of a Change in Control or otherwise.

          8.6 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

          8.7 Rights as Stockholders. A Participant or a Permitted Transferee shall have no rights as a stockholder with respect to any Shares covered by an Option or receivable upon the exercise of an Option until the Participant or Permitted Transferee shall become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Shares for which the record date is prior to the date on which the Participant shall have in fact become the holder of record of the Shares acquired pursuant to the Option.